UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2010

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 10, 2010, Simon Misselbrook was appointed vice president of accounting, acting as principal accounting officer of Cole Credit Property Trust II, Inc. (the “Company,” “we,” “us,” or “our”).

Mr. Misselbrook has served as vice president of accounting of Cole REIT Advisors II, LLC, the Company’s affiliated advisor (the “Advisor”), since July 2009 and previously served as director of accounting from April 2007 until July 2009.  He has served as vice president of accounting of Cole REIT Advisors, LLC and Cole REIT Advisors III, LLC since July 2009 and previously served as director of accounting from April 2007 until July 2009.   Prior to joining the Company in April 2007, Mr. Misselbrook worked for eight years with Deloitte & Touche LLP, most recently as an audit manager.  Mr. Misselbrook received a Bachelor of Accounting and Tax, as well as, a Masters in Accounting Science from the University of South Africa.  In addition, he is a Certified Public Accountant, licensed in the State of California and currently holds the designation of Chartered Accountant with the South African Institute of Chartered Accounting.  He is also a member of the American Institute of Certified Public Accountants and the Investment Program Association’s Non-Traded REIT Financial Standards Sub-Committee.

Mr. Misselbrook will not receive any additional compensation and did not enter into an executive employment agreement with us in connection with his appointment as our vice president of accounting, acting as principal accounting officer.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 10, 2010	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)